Exhibit 99.1

Energy Fuels Announces Proposal to Amend the Terms of its Floating-Rate

Convertible Unsecured Subordinated Debentures

Lakewood, Colorado – July 11, 2016

Energy Fuels Inc. (NYSE MKT: UUUU; TSX: EFR) (“Energy Fuels” or the “Company”), a leading producer of uranium in the United States, is pleased to announce that it will seek the approval of the holders (the “Debentureholders”) of its Floating-Rate Convertible Unsecured Subordinated Debentures (the “Debentures”) to amend the terms of the Debentures at a meeting of the Debentureholders to be held on August 4, 2016 (the “Meeting”). The Company has filed a Notice of Meeting and Management Information Circular (the “Circular”) on the System for Electronic Document Analysis and Retrieval (“SEDAR”) describing the proposed amendments to the Debentures (the “Amendments”) and management’s and the board of directors’ recommendation that Debentureholders approve the Amendments.

The proposed Amendments include the following general terms, which are more fully described in the Circular:

1.	Extend the maturity date of the Debentures from June 30, 2017 to December 31, 2020;
2.	Reduce the conversion price of the Debentures from Cdn$15.00 to Cdn$4.15 per common share of the Company;
3.

Add a redemption provision that enables the Company to redeem the Debentures upon providing not less than 30-days’ notice, in cash, in whole or in part, at any time after June 30, 2019, but prior to maturity, at a price of 101% of the aggregate principal amount redeemed;

4.

Add a right (the “Put Right”) in favor of each Debentureholder to enable the Debentureholder to require the Company to purchase, for cash, on June 30, 2017 (the current maturity date) up to 20% of the Debentures held by the Debentureholder at a price equal to 100% of the principal amount purchased;

5.

Provide a consent fee to each Debentureholder who votes in favor of the Amendments in the amount of Cdn$20.00 per Cdn$1,000 of principal amount of Debentures held, subject to certain limitations as described in the Circular; and

6.

Make other amendments to the Debenture Indenture (the “Indenture”) as required by the U.S. Trust Indenture Act of 1939, along with certain other amendments to remove provisions of the Indenture that no longer apply.

Management and the board of directors is recommending that Debentureholders approve the Amendments, as they believe the Amendments are in the best interests of the Debentureholders, the Company’s common shareholders, and the Company.

If the Amendments are approved, the extension of the maturity date will afford the Debentureholders a longer period of time during which to receive interest, which is currently at an attractive rate compared to other investment opportunities. The extended term will also create additional value in the form of the conversion option imbedded in the Debentures. The conversion price of the Debentures will be decreased, affording the Debentureholders a more attractive price if the conversion option is exercised. The Put Right provides the Debentureholders with the option to monetize up to 20% of the Debentures held on June 30, 2017. The extension will provide financial flexibility for the Company, and decrease the likelihood that the Company will elect to redeem the Debentures for common shares rather than cash on maturity. Finally, any Debentureholder who votes in favor of the Amendments will receive additional value resulting from payment of the cash consent fee, subject to the conditions on the payment of such fee as set out in the Circular.

Stephen P. Antony, President and CEO of Energy Fuels stated: “By extending the maturity date of the Debentures, the Company will gain additional financial flexibility for execution of its business plan and optimally position itself for a recovering uranium market. If the Amendments are approved, the Debentureholders will receive value in terms of optionality, leverage, and cash, including the partial redemption right, continued bi-annual interest payments at an attractive rate, and a consent fee for those Debentureholders that vote in favor of the Amendments. In addition, the Debentureholders will have the right to convert the Debentures into common shares of the Company at a lower conversion price, providing further leverage to improving uranium markets. Finally, approval of the Amendments will benefit the Company, the Debentureholders, and existing common shareholders by decreasing the potential for the Company to redeem the Debentures for common shares upon the current maturity date of June 30, 2017. For the reasons detailed in the Circular, management and the board of directors recommend that the Debentureholders approve the Amendments.”

For the Amendments to be adopted, not less than 66 2/3% of the principal amount of the Debentures present or represented by proxy at the Meeting must vote in favor of the Amendments at a meeting at which at least 25% of the principal amount of the Debentures is represented in person or by proxy. Alternatively, if holders of not less than 66 2/3% of the outstanding principal amount of the Debentures (being $14.67 million aggregate principal amount) submit proxies consenting to the Amendments (the “Requisite Consent”), the Company may accept such proxies as written consents and, as permitted by the Indenture, deem the Amendments approved by written consent and not hold the meeting. If this occurs, only Debentureholders who submit a proxy prior to receipt of the Requisite Consent will be entitled to receive the consent fee.

About Energy Fuels: Energy Fuels is a leading integrated US-based uranium mining company, supplying U3O8 to major nuclear utilities. Energy Fuels holds three of America’s key uranium production centers, the White Mesa Mill in Utah, the Nichols Ranch Processing Facility in Wyoming, and the Alta Mesa Project in Texas. The White Mesa Mill is the only conventional uranium mill operating in the U.S. today and has a licensed capacity of over 8 million pounds of U3O8 per year. The Nichols Ranch Processing Facility is an in situ recovery (“ISR”) production center with a licensed capacity of 2 million pounds of U3O8 per year. Alta Mesa is an ISR production center currently on standby. Energy Fuels also has the largest NI 43-101 compliant uranium resource portfolio in the U.S. among producers, and uranium mining projects located in a number of Western U.S. states, including one producing ISR project, mines on standby, and mineral properties in various stages of permitting and development. The Company’s common shares are listed on the NYSE MKT under the trading symbol “UUUU”, and on the Toronto Stock Exchange under the trading symbol “EFR”. The Company’s Debentures are listed on the Toronto Stock Exchange under the trading symbol “EFR.DB.”

Cautionary Note Regarding Forward-Looking Statements: Certain information contained in this news release, including any information relating to: the Company being a leading producer of uranium in the U.S.; the expected benefits of the proposed Amendments to the Debentureholders and to the Company’s

shareholders; whether or not the proposed Amendments will be approved by the Debentureholders, and if approved will ultimately be adopted by the Company; the attractiveness of the interest rate on the Debentures; any expected benefits associated with the proposed reduction in the conversion price of the Debentures; any financial flexibility afforded the Company by the proposed Amendments; the Company’s expectations of improving uranium markets; whether or not the Debentures will be redeemed in cash or through the issuance of shares on maturity; and any other statements regarding Energy Fuels’ future expectations, beliefs, goals or prospects; constitute forward-looking information within the meaning of applicable securities legislation (collectively, “forward-looking statements”). All statements in this news release that are not statements of historical fact (including statements containing the words “expects”, “does not expect”, “plans”, “anticipates”, “does not anticipate”, “believes”, “intends”, “estimates”, “projects”, “potential”, “scheduled”, “forecast”, “budget” and similar expressions) should be considered forward-looking statements. All such forward-looking statements are subject to important risk factors and uncertainties, many of which are beyond Energy Fuels’ ability to control or predict. A number of important factors could cause actual results or events to differ materially from those indicated or implied by such forward-looking statements, including without limitation factors relating to: the Company being a leading producer of uranium in the U.S.; the expected benefits of the proposed Amendments to the Debentureholders and to the Company’s shareholders; whether or not the proposed Amendments will be approved by the Debentureholders, and if approved will ultimately be adopted by the Company; the attractiveness of the interest rate on the Debentures; any expected benefits associated with the proposed reduction in the conversion price of the Debentures; any financial flexibility afforded the Company by the proposed Amendments; the Company’s expectations of improving uranium markets; whether or not the Debentures will be redeemed in cash or through the issuance of shares on maturity; and other risk factors as described in Energy Fuels’ most recent annual report on Form 10-K and quarterly financial reports. Energy Fuels assumes no obligation to update the information in this communication, except as otherwise required by law. Additional information identifying risks and uncertainties is contained in Energy Fuels’ filings with the various securities commissions which are available online at www.sec.gov and www.sedar.com. Forward-looking statements are provided for the purpose of providing information about the current expectations, beliefs and plans of the management of Energy Fuels relating to the future. Readers are cautioned that such statements may not be appropriate for other purposes. Readers are also cautioned not to place undue reliance on these forward-looking statements, that speak only as of the date hereof.

Investor Relations Inquiries:

Energy Fuels Inc.

Curtis Moore – VP – Marketing & Corporate Development

(303) 974-2140 or Toll free: (888) 864-2125

investorinfo@energyfuels.com

www.energyfuels.com

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